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First Union National Bank
of Georgia
4570 Ashford Dunwoody Road
Atlanta Georgia 30346
404 865-2561
Fax 404 865-2388


                                                                  EXHIBIT 10 (r)



                              LETTER AGREEMENT



                              December 8, 1995

Fuqua Enterprises, Inc.
One Atlantic Center
1201 West Peachtree Street, N.W.
Suite 5000
Atlanta, GA 3009
Attention: Mr. Brady W. Mullinax, Jr.
Vice President-Finance Treasurer and Chief Financial Officer

Dear Brad:

First Union National Bank of Georgia (the "Issuer") has agreed to issue the letter of credit described below for the account of Fuqua Enterprises, Inc., a Delaware corporation (the "Applicant"), pursuant to the terms and conditions of that certain Application and Agreement for Standby Letter of Credit dated as of even date herewith (the "Application"), as supplemented by the terms and conditions of this letter agreement (this "Letter Agreement"). By your execution below, you acknowledge that the Issuer is issuing the letter of credit described below in express reliance on the terms hereof which are in addition to, and not in lieu of the terms of the Application.

The terms of the letter of credit are as follows:

Facility:       Irrevocable Standby Letter of Credit, issued in the form
                attached as Exhibit "A" (the "Letter of Credit");


Amount: $11,803,914.56 (Eleven million, eight hundred and three thousand, nine hundred and fourteen dollars and 56/100);


Issuer:         First Union National Bank of Georgia;


Applicant:      Fuqua Enterprises, lnc.

Term: The letter of credit will expire at the counters of First Union National Bank of Georgia, Two First Union Center, T-7, 301 South Tryon Street, Charlotte, NC 28288 on January 1, 1997;


Participation:  A risk participation in the letter of credit may be made to
                SunTrust Bank, Atlanta, Wachovia Bank of Georgia, N.A., and Fleet Bank of Maine at the Applicant's request (prior to or simultaneous with issuance), in an aggregate amount not to exceed $6 million;


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L/C Fee:        The letter of credit fee shall be 0.5% per annum, payable in advance upon issuance, for the entire term of the letter of credit, calculated upon an actual/actual day count. In the event risk participations are made as contemplated above, the participating banks (and the Issuer, on its participating portion) shall receive 0.45% on the face amount of the participation, calculated as above, and the Issuer shall receive 0.05% on the amount of the letter of credit.

Reimbursement Obligation:

                The reimbursement obligation of the Applicant shall be governed by the Application.

Documentation:

As a condition precedent to Issuer's obligation to issue the Letter of Credit, the Applicant shall deliver the following documents prior to such issuance, duly executed by the parties thereto:

                The Application (Section 7, Security Agreement to be deleted).

                Participation Agreement(s) in a form satisfactory to the Applicant, the Issuer and the participating banks (Form attached as Exhibit "B").

                Opinion of Applicant's counsel that Applicant has the right, power, and authority to enter into this transaction and perform all obligations hereunder, that Applicant is duly authorized, and the documents executed by Applicant as a part of this transaction are valid, binding, and legally enforceable in accordance with their respective terms.

                This Letter Agreement executed by Applicant.

Financial Covenants:

As long as the Letter of Credit shall remain outstanding or the Applicant shall have any obligation to the Issuer under the Application or this Letter Agreement, the Applicant shall:

                Maintain a ratio of Consolidated Funded Debt to Total Capitalization equal to or less than 0.6:1.0, measured as of the last day of each fiscal quarter of the Applicant.

                Maintain an lnterest Coverage Ratio equal to or greater than 2.0:1.0, measured as of the last day of each fiscal quarter of Applicant for the immediately preceding four fiscal quarters ending on such date.


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                Maintain a ratio of (i) Consolidated Funded Debt to
                (ii) Consolidated EBITDA equal to or less than 3.5:1.0, measured as of the last day of each fiscal quarter of the Applicant, and in the case of Consolidated EBITDA, calculated for the immediately preceding four fiscal quarters ending on such date.

All capitalized terms used in these Financial Covenants shall have the meaning ascribed to such terms in that certain Credit Agreement, dated as of November 6, 1995 (the "SunTrust Agreement"), by and among Applicant, SunTrust Bank,
Atlanta, as Agent, and the lenders party thereto (the "Lenders").

Financial Reporting:

As long as the Letter of Credit shall remain outstanding or the Applicant shall have any obligation to the Issuer under the Application or this Letter Agreement, the Applicant shall:

                Furnish to the Issuer all documents, reports, filings, and certificates required under Section 6.07 (Financial Reporting) of the SunTrust Agreement, as and when furnished to the Lenders thereunder.

Events of Default:

                In addition to the Events of Default set forth in the Application, the Applicant and the Issuer expressly agree that the following events shall also constitute "Events of Default" pursuant to the Application:

                (a) the occurrence of an "Event of Default" pursuant to the terms of the SunTrust Agreement; and

                (b) the failure of the Applicant to comply with the terms and conditions of this Letter Agreement.

Remedies:
                Upon the occurrence and during the continuance of an Event of Default under the Application, as supplemented by this Letter Agreement, in addition to the rights and remedies afforded pursuant to the Application, at law or in any other document related hereto, the parties expressly agree that the Letter of Credit shall be deemed to have been drawn in full, and the Applicant shall immediately reimburse to the lssuer the full amount of such deemed drawing, together with any other amounts owing



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                hereunder or pursuant to the Applications in U.S.
                Dollars, which amount shall be held by the Issuer as cash collateral for Applicant's obligations pursuant to the Application and this Letter Agreement. Such collateral shall be held by Issuer for the pro-rata benefit of the Issuer and participating banks. In the event that the Letter of Credit expires or terminates without draw, such amount shall be immediately returned to the Applicant, together with the interest thereon.

Miscellaneous:

                (a) This Letter Agreement shall be governed by the laws of the State of Georgia.

                (b) This Letter Agreement is incorporated into the Application and expressly made a part thereof.

                (c) All references to the SunTrust Agreement refer to such agreement as of the date hereof. The portions of the SunTrust Agreement referenced herein are expressly incorporated into this Agreement by such reference and shall survive the termination and repayment of the SunTrust Agreement.

                (d) This Letter Agreement may only be amended or modified by a writing signed by both parties, and in accordance with the terms of any Participation Agreement then in effect.

                (e) This Letter Agreement shall be binding upon the successors and assigns of the Applicant and inure to the benefit of the successors and assigns of the Issuer.


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If these terms and conditions are acceptable to you, please indicate your acceptance by executing a copy of this Letter Agreement in the space below, and return a copy to me.

                                           Sincerely,

                                           FIRST UNION NATIONAL BANK OF GEORGIA

                                           By: /s/ James R. Pryor
                                              --------------------------------
                                           James R. Pryor
                                           Senior Vice President
                                           First Union National Bank of Georgia




ACCEPTED AND AGREED TO
BY:


FUQUA ENTERPRISES, INC.

By:   /s/ John J. Huntz, Jr.
     ---------------------------------
Its:  Executive Vice President &
      Chief Operating Officer
     ---------------------------------
Date: 12-3-95
     ---------------------------------


Attest: /s/ Brady W. Mullinax, Jr.
        ------------------------------
Its:    V.P. Finance, Treasurer, CFO
        ------------------------------
Date:   2-8-95
        ------------------------------





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